UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2009

ST. BERNARD SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science
San Diego, CA 92128
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                    Entry into a Material Definitive Agreement.

On August 11, 2009, St. Bernard Software, Inc. (the “Company”), a Delaware corporation, entered into a 2009 Consulting Services Agreement (the “Consulting Agreement”) with Softworks Group Pty Ltd. (the “Consultant”), which, effective July 31, 2009, replaces the previous 2009 Consulting Services Agreement dated January 7, 2009. Under the terms of the Consulting Agreement, Consultant agrees to perform certain software development services.  In return for these services, the Company will pay Consultant $90,000 for services provided by Consultant in August, $80,000 for services provided by Consultant in September and $70,000 for services provided by Consultant in October (unless terminated sooner as provided in Section 12 of the attached Consulting Agreement). Either party may terminate the Consulting Agreement in the event of (i) a liquidation or dissolution of the other party or (ii) a material breach of the Consulting Agreement which is not cured within 14 days of delivery of written notice of such breach.

This summary of the terms of the Consulting Agreement is qualified in its entirety by the text of the Consulting Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1.

Item 1.02                    Termination of a Material Definitive Agreement.

On August 11, 2009, St. Bernard Software, Inc. (the “Company”), a Delaware corporation, and Softworks Group Pty Ltd. (the “Consultant”), mutually agreed to terminate the 2009 Consulting Services Agreement dated January 7, 2009 (the “Original Consulting Agreement”) and to replace the Original Consulting Agreement with another 2009 Consulting Services Agreement effective July 31, 2009 (a copy of the new Consulting Agreement is attached to this Form 8-K as Exhibit 10.1).

Under the terms of the Original Consulting Agreement, Consultant agreed to perform certain software development services.  In return for these services, the Company agreed to pay the Consultant up to $162,800 per month. In addition, the Consultant was entitled to invoice the Company for reimbursable expenses as long as they were tied to the Consultant’s performance of duties within the scope of the Consulting Agreement and approved in writing by the Company in advance.  Either party had the right to terminate the Consulting Agreement in the event of (i) a liquidation or dissolution of the other party, (ii) a material breach of the Consulting Agreement which was not cured within 30 days of delivery of written notice of such breach or (iii) upon 90 days written notice.

This summary of the terms of the Original Consulting Agreement is qualified in its entirety by the text of the Consulting Agreement, a copy of which was filed as Exhibit 10.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on April 16, 2009.

Item 9.01                    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	2009 Consulting Services Agreement between St. Bernard Software, Inc. and Softworks Group Pty Ltd, dated August 11, 2009.*

* The Company has requested confidential treatment with respect to the referenced exhibit.  In the event that the Commission should deny such request in whole or in part, such exhibit or the relevant portion thereof shall be filed by amendment to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: August 21, 2009	By:	/s/ Louis E. Ryan
Louis E. Ryan
Chief Executive Officer and Chairman of the Board of Directors